Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-164537) pertaining to the Chesapeake Lodging Trust Equity Plan of our report dated February 1, 2011, with respect to the financial statements of Le Meridien San Francisco included in this Form 8-K/A for the years ended December 31, 2009 and 2008.

McLean, Virginia	/s/ Ernst & Young LLP
February 7, 2011